POWER OF ATTORNEY


     We the undersigned officers and trustees of U.S. Global Accolade Funds (Trust), do hereby severally constitute and appoint Frank E. Holmes and Susan B. McGee, and each of them acting singularly, as our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names in the capacities indicated below, any Post-Effective Amendment to the Registration Statement of the Trust on Form N-1A to be filed with the Securities and Exchange Commission and to take such further action in respect thereto as they, in their sole discretion, deem necessary to enable the Trust to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all documents related to said Amendment to the Registration Statement.


     IN WITNESS WHEREOF, we have hereunto set our hands on the dates indicated below.

Signature                 Title                              Date


/s/ Frank E. Holmes
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Frank E. Holmes           Trustee                            December 18, 1998
                          President

/s/ J. Michael Belz
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J. Michael Belz           Trustee                            December 18, 1998



/s/ Richard E. Hughs
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Richard E. Hughs          Trustee                            December 18, 1998



/s/ Clark R. Mandigo
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Clark R. Mandigo          Trustee                            December 18, 1998



/s/ Susan B. McGee
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Susan B. McGee            Executive Vice President,          December 18, 1998
                          Secretary, General Counsel